Exhibit 5.1

May 15, 2009

Board of Directors Heartland Financial USA, Inc. 1398 Central Avenue Dubuque, Iowa 52001
Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heartland Financial USA, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company from time to time of (i) its common stock, par value $1.00 per share (the “Common Stock”); (ii) its senior debt securities (the “Senior Debt Securities”); (iii) its subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and (iv) rights to purchase Common Stock or Debt Securities (the “Rights”) for an aggregate initial offering price of up to $50,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). In addition to any Common Stock, Senior Debt Securities and Subordinated Debt Securities that may be issued directly, the Registration Statement also relates to the offer and sale by the Company of such indeterminate amount of Common Stock, Senior Debt Securities and Subordinated Debt Securities as may be issued upon conversion or exchange of Senior Debt Securities or Subordinated Debt Securities, as the case may be, for which no separate consideration will be received by the Company. The Common Stock, Senior Debt Securities, Subordinated Debt Securities and Rights are herein collectively referred to as the “Securities.”

For purposes of this opinion, we have examined the following:

(a)           the Amended Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(b)           the Bylaws of the Company (the “Bylaws”);

(c)           the resolutions of the Board of Directors of the Company adopted by written consent dated April 21, 2009;

(d)           the form of Indenture between the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the Senior Debt Securities filed as an exhibit to the Registration Statement (the “Senior Indenture”);

(e)           the form of Indenture between the Company and the Trustee relating to the Subordinated Debt Securities filed as an exhibit to the Registration Statement (the “Subordinated Indenture”); and

(f)           the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).

We have also examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 20,000,000 shares of Common Stock. Upon adoption by the Company’s Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Delaware General Corporation Law (the “DGCL”), as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize a particular issuance of Common Stock (including any issuance of Common Stock upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock) and upon the issuance and delivery of and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Common Stock pursuant to the parenthetical above, upon the satisfaction of and compliance with the conditions to such exchange or conversion), such Common Stock will be validly issued, fully paid and nonassessable.

2. When (a) the Senior Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (b) a particular series of Senior Debt Securities has been duly established under the Senior Indenture (including, without limitation, the adoption by the Board or a Committee of resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, authorizing the creation, issuance and delivery of such Senior Debt Securities) and (c) the instruments representing such Senior Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such resolutions and the Senior Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Senior Debt Securities will constitute binding obligations of the Company.

3. When (a) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (b) a particular series of Subordinated Debt Securities has been duly established under the Subordinated Indenture (including, without limitation, the adoption by the Board or a Committee of resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, authorizing the creation, issuance and delivery of such Subordinated Debt Securities) and (c) the instruments representing such Subordinated Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such resolutions and the Subordinated Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Subordinated Debt Securities will constitute binding obligations of the Company.

4. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Rights, (b) a subscription agent agreement for the Rights has been duly authorized, executed and delivered by the Company and the rights agent and (c) the instruments representing such Rights have been duly authenticated by the rights agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the subscription agent agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Rights will constitute binding obligations of the Company.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

(b) Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the Resolutions and any other applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended (the “Securities Act”), and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) with respect to the issuance of Securities that are Debt Securities, the relevant indenture or indentures will have been qualified under the Trust Indenture Act and will continue to be so qualified, (vi) none of the particular terms of a series of Securities will violate any applicable law, (vii) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (viii) with respect to the issuance of Common Stock, the Company has a sufficient number of shares of Common Stock authorized under its Certificate of Incorporation as then in effect and (ix) with respect to the issuance of any Securities that are exchangeable or convertible into Common Stock, the Company has a sufficient number of shares of Common Stock issuable on exchange or conversion of such Securities authorized under its Certificate of Incorporation as then in effect.

(d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render that judgment in the foreign currency or currency unit in which the Debt Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

(e) We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(f) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dorsey & Whitney LLP